Exhibit 4.2

                                      Bond

No. ________________                                           $________________

CORNERSTONE MINISTRIES INVESTMENTS, INC. ("Issuer" or "we" and related pronouns) promises to pay to ______________________________________________________ or
registered assigns ("you" or "holder"), the principal sum of ________________________________________ Dollars ($__________).

Taxpayer I.D. Number: __________________ CUSIP Number:_________________.


This Bond may evidence (1) a 8.25% five-year bond or (2) a graduated bond, in each case, as described in the prospectus and the

Purchase  Agreement  under  which  such  bond is sold.  This Bond  evidences  a:
__________________.

Generally, Bonds will be registered in book entry form only and the investor will receive only a written confirmation of their investment, and not an actual bond. We issue Bonds under a Trust Indenture; the trustee under the Trust Indenture is Trinity Trust Company.






                                                   Dated:_________________, 2004


Trinity Trust Company, as Trustee, certifies that       CORNERSTONE MINISTRIES
this is one of the Bonds                                INVESTMENTS, INC.
referred to in the Trust Indenture.





By:_________________________________                    By:_________________________________
Name:                                                   Name:
Title:                                                  Title:

                  [SEAL]                                                  [SEAL]



[Back of Bond]


The registered owner of this Bond shall be entitled to all the rights and privileges and subject to the conditions, limitations and agreements set forth in the Trust Indenture executed in connection with the offering of the securities described on the front side of this Bond, the terms, covenants, conditions and agreements of such Trust Indenture being incorporated herein by this reference.

The Issuer will furnish to any Bond owner upon written request and without charge a copy of the Trust Indenture. Requests may be made to John T. Ottinger, Cornerstone Ministries Investments, Inc., 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040.




Abbreviations. Customary abbreviations may be used in the name of a Bond owner or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (- Uniform Gifts to Minors
Act).